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                                                                   EXHIBIT 10.40

                                     FORM OF
                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT, effective as of ____________, 20___, between GLOBAL PREFERRED HOLDINGS, INC., a Delaware corporation (the "Corporation") and __________________ ("Indemnitee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Indemnitee, a member of the Board of Directors and/or an officer of the Corporation, performs a valuable service in such capacity for the Corporation; and

         WHEREAS, in order to induce Indemnitee to continue to serve as a Director and/or an officer of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Indemnitee.

         NOW, THEREFORE, in consideration of Indemnitee's continued service as a Director and/or an officer after the date hereof, the parties hereto agree as follows:

         1. SERVICES TO THE CORPORATION. Indemnitee will serve, at the will of the Corporation under separate contract, if any such contract exists, as an officer and/or Director of the Corporation, or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the Certificate of Incorporation and the Bylaws, as amended or amended and restated from time to time, of the Corporation or of such affiliate (the "Organizational Documents"); provided, however, that Indemnitee may at any time and for any reason resign from such position or any other position (subject to any contractual obligation that Indemnitee may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Indemnitee in such position or any other position.

         2. INDEMNITY OF INDEMNITEE. The Corporation hereby agrees to defend, hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the Organizational Documents and the Delaware General Corporation Law, as amended (the "Code"), as the same may be amended from time to time (but only to the extent that any such amendment permits the Corporation to provide broader indemnification rights than the Organizational Documents or the Code permitted prior to adoption of such amendment).

         3. ADDITIONAL INDEMNITY. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the Organizational Documents, the Code, any other applicable law and the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to defend, hold harmless and indemnify Indemnitee against any obligation to pay a judgment, settlement, penalty, fine (including excise tax assess with


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respect to an employment benefit plan) and all actually and reasonably incurred attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative (including an action by or in the right of the Corporation), to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by the reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or other agent of the Corporation or is or was serving or at any time serves at the written request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. For purposes of this Section 3, Indemnitee shall be considered to be serving under an employee benefit plan at the request of the Corporation if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.

         4. LIMITATIONS ON INDEMNITY. The Corporation shall pay no indemnity pursuant to this Agreement:

                  (a) on account of any claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or

                  (b) for which payment has actually been made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement; or

                  (c) in connection with any proceeding (or part thereof) brought or made by Indemnitee against the Corporation, unless such indemnification is expressly required to be made by law; or

                  (d) for acts or omissions which involve a knowing violation of the law; or

                  (e) for any transaction form which Indemnitee received an improper personal benefit; or

                  (f) if indemnity is finally determined to be unlawful under the Code.

         5.       NOTIFICATION AND DEFENSE OF CLAIM.

                  (a) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereto is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof, but the failure to so notify the Corporation will not relieve it from any liability which it may have to


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Indemnitee otherwise under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee so notifies the Corporation:

                           (i)      the Corporation will be entitled to
                                    participate therein at its own expense; and

                           (ii) except as otherwise provided below, to the extent that it may desire, the Corporation may assume the defense thereof.

                  (b) After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel of his choosing in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized in writing by the Corporation, (ii) the Corporation and Indemnitee shall reasonably conclude that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, or
(iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each case the reasonable fees and expenses of Indemnitee's counsel shall be paid by the Corporation.

                  (c) The Corporation shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending action, suit or proceeding without its prior written consent. The Corporation shall not settle any such action, suit or proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its or his consent to any proposed settlement.

         6. PREPAYMENT OF EXPENSES. Unless Indemnitee otherwise elects, expenses incurred in defending any civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of a written affirmation of Indemnitee's good faith belief that his conduct meets the standards required for indemnification under the Code and the Organizational Documents, and Indemnitee furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to be indemnified by the Corporation under this Agreement.

         7. CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation contained in this Agreement shall continue during the period in which Indemnitee is a member of the Board of Directors and/or an officer of the Corporation and shall continue thereafter so long as Indemnitee shall be subject to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that Indemnitee was a director and/or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or consultant of another corporation, partnership, joint venture, trust or other enterprise.


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         8.       RELIANCE. The Corporation has entered into this Agreement in order to induce Indemnitee to continue as a member of the Board of Directors and/or an officer of the Corporation, as the case may be, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

         9. SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

         10.      GENERAL.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.

                  (b) Neither this Agreement nor any rights or obligations hereunder shall be assigned or transferred by Indemnitee.

                  (c) This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, including successors by merger or consolidation, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and permitted assigns and to the benefit of the Corporation, its successors and assigns.

                  (d) No amendment, modification or termination of this Agreement shall be effective unless in writing signed by both parties hereof.



                         [Signatures on following page.]



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

INDEMNITEE:                                   GLOBAL PREFERRED HOLDINGS, INC.


                                              By:
---------------------------------------          ------------------------------
                                              Name:
                                                   ----------------------------
Name:                                         Title:
     ----------------------------------             ---------------------------

Title:                                        Date:
      ---------------------------------            ----------------------------

Date:
      ---------------------------------


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Attachment A
------------

Persons who have entered into Indemnification Agreements with the Registrant:

  Edward F. McKernan
  Caryl P. Shepherd
  Joseph F. Barone
  Thomas W. Montgomery
  C. Simon Scupham
  Eugene M. Howerdd, Jr.
  Milan M. Radonich
  S. Hubert Humphrey, Jr.



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